UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Tower Bridge
200 Barr Harbor Drive, Suite 200
West Conshohocken, Pennsylvania	19428
(Address of principal executive offices)	(Zip Code)

(267) 824-2827

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MDGL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2021, Madrigal Pharmaceuticals, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), pursuant to which the Company may issue and sell through or to Cowen, acting as agent or principal, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from time to time having an aggregate sales price of up to $200,000,000 (the “ATM Offering”).

Sales of the Common Stock, if any, under the Sales Agreement will be made by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended. The Company has no obligation to sell any of the Common Stock and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement pursuant to its terms.

Subject to the terms and conditions of the Sales Agreement, Cowen will use its commercially reasonable efforts to sell the shares of Common Stock from time to time, as the sales agent, based upon the Company’s instructions. The offering of shares of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement in accordance with its terms.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Sales Agreement, a copy of which is incorporated herein by reference as Exhibit 1.1.

The Common Stock to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s automatic shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (“SEC”) on June 1, 2021. On June 1, 2021, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Common Stock pursuant to the Sales Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Common Stock pursuant to the ATM Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated June 1, 2021, by and between Madrigal Pharmaceuticals, Inc. and Cowen and Company, LLC.

5.1	Legal Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL file)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADRIGAL PHARMACEUTICALS, INC.

By:	/s/ Brian J. Lynch
Name:	Brian J. Lynch
Title:	Senior Vice President and General Counsel

Date: June 1, 2021